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Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52240) pertaining to the Catuity Inc. Stock Option Plan, the Catuity Inc. 2000 Director Stock Option Plan and certain Employee Options of our report dated March 21, 2001, with respect to the consolidated financial statements and schedule of Catuity Inc. included in Catuity Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/      Ernst & Young LLP
         Detroit, Michigan
         March 28, 2001